UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 5, 2008

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6710 Professional Parkway West, Suite 301
Sarasota, Florida 34240
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 371-0440

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
(516) 977-1209 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 5, 2008, at a meeting of the Board of Directors of Kesselring Holding Corporation (the “Company”), the Board of Directors of the Company terminated Douglas P. Badertscher as an executive officer of the Company.

In addition, Kenneth Craig, a director of the Company, was appointed as Chief Executive Officer of the Company. Mr. Craig served as CEO of the Company prior to the appointment of Mr. Badertscher.  Mr. Craig has over 25 years of executive management experience in private and public companies. He was a co-founder, past CEO, CFO and Board Member of Morgan Beaumont, Inc., a publicly-traded company 2002 to 2005. From 1998 to 2001, Mr. Craig consulted or was employed by various public companies holding the positions of CEO, President or Vice President, his responsibilities included interfacing with the SEC and operations of those companies. After completing law school, he started his own firm in 1981. In 1989, he became heavily involved in the telecom finance business and ultimately consulted with the acquisition team for the purchase of Centel Communications by Williams Oil & Gas. He remained as a Division President for Wiltel Communications, a wholly owned subsidiary of The Williams Companies. In 1996 he was engaged as President and later CEO of Renaissance Golf Products, Inc., “FILA Golf”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: February 8, 2008	By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: CEO